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                              SCHEDULE 14A
                             (Rule 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                        SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of
                    the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section 240.14a-12

                           EUROPA CRUISES CORPORATION
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                (Name of Registrant as Specified In Its Charter)

                               JAMES C. ILLIUS
                                JOHN R. DUBER
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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                        THE COMMITTEE OF CONCERNED
                            EUROPA STOCKHOLDERS

                                IMPORTANT

Dear Fellow Stockholder:

By now, you may have heard that a consent solicitation has been initiated by Mr. Frank E. Williams, Jr., a stockholder of Europa Cruises Corporation, a Delaware corporation (the "Company"). Williams is requesting holders of a majority of the outstanding voting shares of the Company's stock vote to remove and replace Mr. John R. Duber, a member of the Company's Board of Directors (the "Board"). While Williams purports to be acting on his own behalf, he is joined in his consent solicitation by the Chief Executive Officer and Chairman of the Board, Deborah Vitale, as well as another officer and director, Mr. Gregory A. Harrison. WE URGE YOU NOT TO TAKE ANY
ACTION ON WILLIAMS'S CONSENT SOLICITATION UNTIL YOU RECEIVE THE COMMITTEE'S PROXY/CONSENT STATEMENT. THE COMMITTEE WILL PRESENT AN ALTERNATIVE NOMINEE TO REPLACE A MEMBER OF THE COMPANY'S BOARD.

WE BELIEVE THAT THIS ELECTION CONTEST IS ABOUT REPLACING CURRENT MANAGEMENT WITH EXPERIENCED PROFESSIONALS IN THE GAMING INDUSTRY WHO KNOW HOW TO UTILIZE THE COMPANY'S ASSETS.

The Committee's intention is to seek to reconstitute the Board, as will be more fully described in our proxy/consent statement, which will be furnished to you shortly. The undersigned, Mr. James C. Illius and Mr. John R. Duber, are the members of the Committee of Concerned Europa Stockholders and are members of the Company's Board. The Committee together beneficially owns 6,978,819, or approximately 21.4%, of the Company's outstanding common stock. The Committee together can vote approximately 7.8% of the Company's voting stock (excluding options presently exercisable and not including any shares held by the Company's ESOP, of which Mr. Duber is co-trustee).* Absent an agreement with the Company that is acceptable to the Committee, the Committee currently intends to file a proxy/consent statement with the Securities and Exchange Commission on Schedule 14A. THE PROXY/CONSENT STATEMENT
WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE REMOVAL AND REPLACEMENT OF A
DIRECTOR.

The Committee vigorously opposes Mr. Williams's consent solicitation and urges you not to sign any consent to the removal and replacement of Mr. Duber as director that you may receive from Mr. Williams.

SHOULD YOU HAVE ANY QUESTIONS, PLEASE CONTACT GEORGESON SHAREHOLDER COMMUNICATIONS INC. AT (866) 318-0501. Thank you for your prompt attention to this important matter.

                                              Sincerely,

                                              James C. Illius
                                              John R. Duber

* FOR PARTICIPANT INFORMATION, SEE OUR FILINGS ON SCHEDULES 13D AND 14A, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 12, 2001. THE PROXY/CONSENT WILL BE MADE AVAILABLE TO STOCKHOLDERS OF THE COMPANY AT NO EXPENSE TO THEM AND WILL ALSO BE AVAILABLE FOR FREE AT THE COMMISSION'S WEBSITE AT WWW.SEC.GOV.